Applied Komatsu Technology, Inc.

          1994 Executive Incentive Stock Purchase Plan



SECTION 1.  PURPOSE.

     The purpose of the Plan is to offer selected employees, directors, statutory auditors and advisors an opportunity to acquire a participation interest in the success of Applied Komatsu Technology, Inc. (the "Company"), or to increase such interest, by purchasing Shares of the Company's Preferred Stock. The Plan provides for the direct sale of Shares.

SECTION 2.  DEFINITIONS.

     (a)  "Shareholders Committee" shall mean the Shareholders
Committee of the Company, as constituted from time to time.

     (b)  "Code" shall mean the United States Internal Revenue
Code of 1986, as amended.

     (c)  "Committee" shall mean a committee of the Shareholders
Committee, as described in Section 3(a).

     (d) "Company" shall mean Applied Komatsu Technology, Inc., a Japanese corporation.

     (e) "Employee" shall mean (i) any individual who is an employee of the Company or of a Subsidiary, (ii) a member of the Shareholders Committee or (iii) an advisor who performs services for the Company or a Subsidiary. Employee shall also include those full-time personnel on a seconded basis, as designated by the Committee.

     (f) "Fair Market Value" shall mean the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (g) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan.

     (h)  "Plan" shall mean this Applied Komatsu Technology,
Inc. 1994 Executive Incentive Stock Purchase Plan.

     (i) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan, as specified by the Committee.

     (j)  "Service" shall mean service as an Employee.

     (k) "Share" shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

     (l) "Stock" shall mean the nonvoting Preferred Stock of the Company and the Common Stock of the Company into which the Preferred Stock may convert in accordance with the Articles of Incorporation of the Company and the Stock Purchase Agreement.

     (m) "Stock Purchase Agreement" shall mean the agreement which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

     (n) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3.  ADMINISTRATION.

     (a) Committee Membership. The Plan shall be administered by the Committee, which shall consist of two or more members of the Shareholders Committee. The members of the Committee shall be appointed by the Shareholders Committee. If no Committee has been appointed, the entire Shareholders Committee shall consti-tute the Committee.

     (b) Committee Procedures. The Shareholders Committee shall designate one of the members of the Committee as chairman.
The Committee may hold meetings at such times and places as it shall determine. The Committee may only act by unanimous agreement of all of its members.

     (c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discre-tion to take the following actions:

          (i)    To interpret the Plan and to apply its
          provisions;

          (ii) To adopt, amend or rescind rules, proce-dures and forms relating to the Plan;

          (iii)  To authorize any person to execute, on
          behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Shares are to be offered for sale under the Plan;

          (v)    To select the Offerees;

          (vi)   To determine the number of Shares to be
          offered to each Offeree;

          (vii) To prescribe the terms and conditions of each sale of Shares, including (without limita-tion) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relat-ing to such sale;

          (viii) To amend any outstanding Stock Purchase
          Agreement, subject to applicable legal
          restrictions and to the consent of the Offeree who entered into such agreement; and

          (ix) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees and all persons deriving their rights from an Offeree. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or Shares purchased thereunder or any right to participate or purchase Shares under the Plan.

SECTION 4.  ELIGIBILITY.

     Only Employees, as defined in Section 2(e), shall be eligi-ble for designation as Offerees by the Committee.

SECTION 5.  STOCK SUBJECT TO PLAN.

     Shares offered under the Plan shall be authorized but unissued Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed 976 Shares, subject to adjustment pursuant to Section 8. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares acquired by Applied Materials, Inc. and Komatsu Ltd. pursuant to the exercise of the put, call and loan foreclosure rights that are set forth in a Stock Purchase Agreement shall be available again for sale under the Plan.

SECTION 6.  TERMS AND CONDITIONS OF AWARDS OR SALES.

     (a) Stock Purchase Agreement. Each sale of Shares under the Plan shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company, or Applied Materials, Inc. and Komatsu Ltd. in the case of Shares that have been acquired by Applied Materials, Inc. and Komatsu Ltd. pursuant to the terms of a Stock Purchase Agreement. Such sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not incon-sistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

     (b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan shall automatically expire on the day after the date specified in the Stock Purchase Agreement unless said right is exercised by the Offeree no later than the date specified in the Stock Purchase Agreement. The Board of Directors of the Company must approve each grant by the Committee before the time it is communicated to the Offeree.
The right to acquire shares under the Plan shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

     (c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 100 percent of the Fair Market Value of such Shares. The Purchase Price shall be payable in a form described in Section 7.

     (d) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make or enter into such arrangements as the Committee may require for the satisfaction of any national, federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or the payment of any dividends with respect to the Shares.

     (e) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, put and call rights and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 7.  PAYMENT FOR SHARES.

     (a) General Rule. The entire Purchase Price of Shares issued under the Plan shall be payable in cash.

     (b) Promissory Note. To the extent that a Stock Purchase Agreement so provides, and subject to the approval of the Committee, payment must be made all or in part with the proceeds of a loan from a lender approved by the Committee (a "Lender"). Such loan shall be evidenced by a full recourse promissory note with the Lender executed by the Offeree. The interest rate and other terms and conditions of such note shall be determined by the Lender, but approved by the Committee. The Lender must require that the Offeree pledge or assign as security his or her Shares to the Lender, pursuant to agreement(s) in form satis-factory to the Lender and the Committee, for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Offeree until such note is paid in full.

SECTION 8.  ADJUSTMENT OF SHARES.

     (a) General. In the event of a subdivision of the out-standing Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in the number of Shares available for future grants under Section 5 to reflect such event. In the case of any such event, appropriate adjustments will be effected in the number of Shares outstanding under the Plan.

     (b)  Reservation of Rights.  Except as provided in this
Section 8, an Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class,
(ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.

SECTION 9.  LEGAL REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issu-ance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, foreign and state secur-ities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 10.  NO EMPLOYMENT RIGHTS.

     No provision of the Plan, nor any right granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 11.  DURATION AND AMENDMENTS.

     (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Share-holders Committee. The Plan shall terminate on January 31, 2004 and may be terminated on any earlier date pursuant to Subsection
(b) below.

     (b) Right to Amend or Terminate the Plan. The Share-holders Committee may amend, suspend or terminate the Plan at any time and for any reason.

     (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof.
The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued under the Plan.

SECTION 12.  EXECUTION.

     To record the adoption of the Plan by the Shareholders
Committee on the ____ day of __________, 199_, the Company has caused its authorized officer to execute the same.

                               APPLIED KOMATSU TECHNOLOGY, INC.



                               By
                                  Tetsuo Iwasaki, President



                               APPLIED MATERIALS, INC.



                               By
                                  James C. Morgan, Chairman and
                                  Chief Executive Officer




                               KOMATSU LTD.



                               By
                                  Tetsuya Katada, President